UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2007
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On January 3, 2008, OM Group, Inc. (“OMG”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Report”), on which OMG reported the acquisition of the Electronics businesses of Rockwood Holdings, Inc. pursuant to the Stock Purchase Agreement, dated as of October 7, 2007, by and between OMG and Rockwood Specialties Group, Inc (“Rockwood”) under Item 2.01. OMG hereby amends the Initial Report in order to provide the financial information required by Items 9.01(a) and (b) of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The following audited financial statements of the Electronics businesses of Rockwood Holdings, Inc. are filed as a part of this amended Current Report and are attached as Exhibit 99.1:
•	Independent Auditors’ Report;
•	Combined Balance Sheet as of September 30, 2007;
•	Combined Statement of Income for the nine months ended September 30, 2007;
•	Combined Statement of Cash Flows for the nine months ended September 30, 2007;
•	Combined Statement of Invested Equity and Comprehensive Income for the nine months ended September 30, 2007;
•	Notes to Combined Financial Statements.
(b) Pro Forma Financial Information.
The following unaudited pro forma financial information is filed as a part of this amended Current Report and are attached as Exhibit 99.2:
•	Unaudited Pro Forma Condensed Statement of Consolidated Income for the year ended December 31, 2007;
•	Notes to Unaudited Pro Forma Condensed Statement of Consolidated Income for the year ended December 31, 2007.
•	Unaudited Pro Forma Product Line Grouping Information
(d) Exhibits.
Exhibit 23.1 Consent of Ernst & Young LLP
Exhibit 99.1 Audited Financial Statements listed in Item 9.01(a)
Exhibit 99.2 Unaudited Pro Forma Financial Information listed in Item 9.01(b)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.
(Registrant)

Date: March 18, 2008	/s/ Kenneth Haber
	Name:	Kenneth Haber
	Title:	Chief Financial Officer